Exhibit 10.3

VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of October 28, 2018, by and between the shareholder named on the signature page hereto (the “Shareholder”) and Denbury Resources Inc., a Delaware corporation (“Parent”). The parties to this Agreement are sometimes referred to herein collectively as the “parties,” and individually as a “party.” Capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement (as defined below).
WHEREAS, the Shareholder is a director or executive officer of the Company and may own shares of the Company’s Common Stock (the “Common Stock,” together with any other Rights (as defined below) with respect thereto or Common Stock acquired (whether beneficially or of record) by the Shareholder after the date hereof and prior to the Closing or the termination of all of the Shareholder’s obligations under this Agreement, whichever is earlier, including any interests in the Company or Rights with respect thereto acquired by means of purchase, dividend or distribution, or issued upon the exercise of any options or warrants or the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Securities”). For the purposes of this Agreement, “Rights” means, with respect to any Person, (a) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating such Person to issue, transfer or sell any equity interest of such Person or any of its Subsidiaries or any securities convertible into or exchangeable for such equity interests, or (b) contractual obligations of such Person to repurchase, redeem or otherwise acquire any equity interest in such Person or any of its Subsidiaries or any such securities or agreements listed in clause (a) of this sentence.
WHEREAS, Parent, Dragon Merger Sub Inc., a Virginia corporation and wholly owned subsidiary of Parent (“Merger Sub”), DR Sub LLC, a Virginia Corporation and wholly owned subsidiary of Parent, and the Company propose to enter into an Agreement and Plan of Merger, dated as of the date hereof and as it may be amended from time to time (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company, with the Company surviving as a direct wholly owned Subsidiary of Parent, all upon the terms of, and subject to the conditions set forth in, the Merger Agreement (the “Merger”).
WHEREAS, the approval of the Merger Agreement by the affirmative vote of the holders of more than two-thirds (2/3) of all the votes entitled to be cast at the Company Shareholders Meeting is a condition to the consummation of the Merger.
WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, the Shareholder has agreed to enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
VOTING; GRANT AND APPOINTMENT OF PROXY
1.1    Voting. From and after the date hereof until the earlier of (x) the consummation of the Merger and (y) the termination of the Merger Agreement pursuant to and in compliance with the terms thereof (such earlier date, the “Expiration Date”), the Shareholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each adjourned or postponed meeting) of the shareholders of the Company, however called, or in connection with any written consent of the shareholders of the Company, the Shareholder (in such capacity and not in any other capacity) will (i) appear at such meeting or otherwise cause all of the Securities owned by the Shareholder (whether beneficially or of record) to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Securities owned by the Shareholder (whether beneficially or of record):
(a)with respect to each meeting at which a vote of the Shareholder on the Merger is requested (a “Merger Proposal”), in favor of such Merger Proposal (and, in the event that such Merger Proposal is presented as more than one proposal, in favor of each proposal that is part of such Merger Proposal), and in favor of any other matter presented or proposed as to approval of the Merger or any part or aspect thereof or any other transactions or matters contemplated by the Merger Agreement;
(b)against any Company Takeover Proposal, without regard to the terms of such Company Takeover Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions or matters contemplated by the Merger Agreement;
(c)against any other action, agreement or transaction, that is intended, that would or would be reasonably expected, or the effect of which would or would be reasonably expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or the performance by the Shareholder of its obligations under this Agreement, including: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries (other than the Merger) or a reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; (iii) an election of new members to the Company Board; (iv) any material change in the present capitalization or dividend or distribution policy of the Company or any amendment or other change to the Organizational Documents of the Company or its Subsidiaries; or (v) any other material change in the Company’s organizational structure or business, except, in the case of clauses (i)-(v), if previously approved in writing by Parent or as otherwise expressly provided in the Merger Agreement;
(d)against any action, proposal, transaction or agreement that would or would reasonably be expected to result in a breach in any respect of any covenant,

representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Shareholder contained in this Agreement;
(e)in favor of any proposal to adjourn or postpone the Company Stockholder Meeting to a later date if there are not sufficient votes to approve the Merger Proposal; and
(f)in favor of any other matter necessary or desirable to the consummation of the transactions contemplated by the Merger Agreement, including the Merger (clauses (a) through (f) of this Section 1.1, the “Required Votes”).
1.2    Grant of Irrevocable Proxy; Appointment of Proxy
(a)    From and after the date hereof until the Expiration Date, the Shareholder hereby irrevocably and unconditionally grants to, and appoints, Parent and any designee of Parent (determined in Parent’s sole discretion) as the Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, to vote or cause to be voted (including by proxy or written consent, if applicable) its Securities in accordance with the Required Votes.
(b)    The Shareholder hereby represents that any proxies heretofore given in respect of the Securities, if any, are revocable, and hereby revokes such proxies.
(c)    The Shareholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby further affirms that the irrevocable proxy set forth in this Section 1.2 is coupled with an interest and, except upon the occurrence of the Expiration Date, is intended to be irrevocable. The Shareholder agrees, until the Expiration Date, to vote its Securities in accordance with Section 1.1(a) through Section 1.1(e) above as instructed by Parent or any designee of Parent in writing. The parties agree that the foregoing is a voting agreement.
1.3    Restrictions on Transfers. The Shareholder hereby agrees that, from the date hereof until the Expiration Date, it shall not, directly or indirectly, except in connection with the consummation of the Merger and as expressly provided for in the Merger Agreement, (i) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, Lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of Law or otherwise), any Securities (each, a “Transfer”), (ii) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy, consent or power of attorney with respect thereto other than, and that is inconsistent with, this Agreement, or (iii) agree (regardless of whether in writing) to take any of the actions referred to in the foregoing clause (i) or (ii). Notwithstanding the foregoing, the Shareholder shall have the right to Transfer its Securities to a trust or other estate planning vehicle that is controlled by the Shareholder and is for the benefit of any member of Shareholder’s immediate family (“Estate Planning Vehicle”); provided, however, prior to and as a condition to the effectiveness of such Transfer, any Estate Planning Vehicle to which any of such Securities or any interest in any of such Securities is transferred shall have executed and delivered to Parent a counterpart to this Agreement pursuant to which such Person shall be bound by all terms and provisions of this Agreement. Any Transfer or attempted Transfer of any Securities in violation of this Section 1.3 shall be null and void and of no effect.
ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS
OF THE SHAREHOLDER
2.1    Representations and Warranties. The Shareholder represents and warrants to Parent as follows: (a) the Shareholder has full legal right and capacity to execute and deliver this Agreement, to perform the Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby; (b) this Agreement has been duly executed and delivered by the Shareholder and the execution, delivery and performance of this Agreement by the Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Shareholder and no other actions or proceedings on the part of the Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby; (c) this Agreement constitutes the valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms; (d) the execution and delivery of this Agreement by the Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreements binding upon the Shareholder or the Securities owned by the Shareholder, nor require any authorization, consent or approval of, or filing with, any Governmental Entity, except for filings with the SEC by the Shareholder; (e) the Shareholder owns, beneficially and of record, or controls the Securities set forth on the Shareholder’s signature page attached hereto; and (f) the Shareholder owns, beneficially and of record, or controls all of its Securities free and clear of any proxy, voting restriction, adverse claim or other Liens (other than any restrictions created by this Agreement) and has sole voting power with respect to the Securities and sole power of disposition with respect to all of the Securities, with no restrictions on the Shareholder’s rights of voting or disposition pertaining thereto, except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States, and no person other than the Shareholder has any right to direct or approve the voting or disposition of any of the Securities.
2.2    Certain Other Agreements. The Shareholder hereby:
(a)    irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that the Shareholder may have with respect to the Securities;
(b)    agrees to promptly notify Parent and the Company of the number of any new Securities acquired by the Shareholder after the date hereof and prior to the Expiration Date, it being understood, for the avoidance of doubt, that any such Securities shall be subject to the terms of this Agreement as though owned by the Shareholder on the date hereof;
(c)    agrees to permit Parent and the Company to publish and disclose in the Joint Proxy Statement the Shareholder’s identity and ownership of the Securities and the nature of the Shareholder’s commitments, arrangements and understandings under this Agreement; and
(d)    shall, and hereby does, authorize the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Securities (and that this Agreement places limits on the voting and transfer of such Securities); provided, however, that Company or its counsel may further notify the Company’s transfer agent to lift and vacate the stop transfer order with respect to the Securities following the Expiration Date solely to the extent to effect the consummation of the Merger in accordance with the Merger Agreement.
ARTICLE III
TERMINATION
This Agreement shall automatically terminate (without any further action of the parties) and be of no further force or effect upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms; (b) the Effective Time; (c) the date of any modification, waiver or amendment to the Merger Agreement effected without Shareholder’s consent that (i) decreases the amount or changes the form of consideration payable to all of the shareholders of the Company pursuant to the terms of the Merger Agreement as in effect on the date of this Agreement or (ii) otherwise materially adversely affects the interests of the shareholders of the Company; and (d) the mutual written consent of the parties hereto; provided, however, that the covenants and agreements contained in Article II shall survive the consummation of the Merger and remain in full force and effect until all obligations with respect thereto shall have been fully performed or fully satisfied or shall have been terminated in accordance with their terms. Notwithstanding the preceding sentence, Article III and Article IV shall survive any termination of this Agreement. Nothing in this Article III shall relieve or otherwise limit any party of liability for a breach of this Agreement.
ARTICLE IV
MISCELLANEOUS
4.1    Expenses. Each party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement, whether or not the Merger shall be consummated.
4.2    Capacity. The Shareholder is signing this Agreement solely in its capacity as a Company shareholder, and nothing contained herein shall in any way limit or affect any actions taken by any Representative of the Shareholder in his or her capacity as a director, officer or employee of the Company, and no action taken in any such capacity as a director, officer or employee shall be deemed to constitute a breach of this Agreement.
4.3    Notices. All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person; (b) if transmitted by facsimile (but only upon confirmation of transmission by the transmitting equipment); (c) if transmitted by electronic mail (“e-mail”) (but only if confirmation of receipt of such e-mail is requested and received); or (d) if transmitted by national overnight courier, in each case as addressed as follows:

If to Parent, to:
Denbury Resources Inc.
5320 Legacy Dr.
Plano, TX 75024
Attention:  General Counsel
Phone: (972) 673-2000

With a required copy to (which does not constitute notice):
Vinson & Elkins L.L.P.
1001 Fannin Street
Suite 2500
Houston, TX 77002
Phone: (713) 758-2222
Facsimile: (713) 758-2346
Attention: Jeffery B. Floyd; Stephen M. Gill
E-mail: JFloyd@velaw.com; SGill@velaw.com
If to the Shareholder, to the address of the Shareholder set forth on the signature page hereto, if any, and to any other address designated by the Shareholder in writing to Parent and the Company.
If to the Company, to:
Penn Virginia Corporation
16285 Park Ten Place
Suite 500
Houston, TX 77079
Attention:  Chief Legal Counsel
Phone: (713) 722-6500
Facsimile:  (713) 722-6609
With a required copy to (which does not constitute notice):
Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue
Suite 1400
Palo Alto, California 94301
Phone: (650) 470-4500
Facsimile: (650) 470-4570
Attention: Leif B. King; Frank E. Bayouth
E-mail: Leif.King@skadden.com; Frank.Bayouth@skadden.com

4.4    Amendments; Extension; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Parent, on the one hand, and the Shareholder, on the other hand and (ii) in the case of a waiver, by the party (or parties) against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No agreement on the part of a party to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such party.
4.5    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any purported assignment in violation of this Section 4.5 shall be void.
4.6    No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties.
4.7    Entire Agreement. This Agreement, together with the Merger Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.
4.8    Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that the Company is an intended third party beneficiary of this Agreement and is entitled to specifically enforce the obligations set forth herein
4.9    Jurisdiction; Specific Performance; Waiver of Jury Trial.
(a)    THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DGCL, THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO

ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 4.3 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.
(b)    The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. Prior to the termination of this Agreement pursuant to Article III, it is accordingly agreed that the parties and the Company shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 4.9(b), this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 4.9(b). Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.9(b), and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH

OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 4.9(c).
4.10    Governing Law. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF
4.11    Interpretation. Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions: (a) the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, article, section, subsection or other subdivision of this Agreement in which any such word is used; (b) examples are not to be construed to limit, expressly or by implication, the matter they illustrate; (c) the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation; (d) all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings; (e) the word “or” is not exclusive, and has the inclusive meaning represented by the phrase “and/or”; (f) a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined; (g) all references to prices, values or monetary amounts refer to United States dollars; (h) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders; (i) this Agreement has been jointly prepared by the parties hereto, and this Agreement will not be construed against any Person as the principal draftsperson hereof or thereof and no consideration may be given to any fact or presumption that any party had a greater or lesser hand in drafting this Agreement; (j) the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement; (k) any references herein to a particular Section, Article or Exhibit means a Section or Article of, or an Exhibit to, this Agreement unless otherwise expressly stated herein; the Exhibit attached hereto is incorporated herein by reference and will be considered part of this Agreement; (l) unless otherwise specified herein, all accounting terms used herein will be interpreted, and all determinations with respect to accounting matters hereunder will be made, in accordance with GAAP, applied on a consistent basis; (m) all references to days mean calendar days unless otherwise provided; and (n) all references to time mean Houston, Texas time.
4.12    Counterparts. This Agreement may be executed in any number of counterparts, including via facsimile or email in “portable document format” (“.pdf”) form transmission, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
4.13    Severability. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.
IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Parent:

DENBURY RESOURCES INC.

By:	/s/ James S. Matthews
Name:	James S. Matthew
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

SHAREHOLDER:

/s/ John A. Brooks
John A. Brooks

Address:

27418 Guthrie Ridge Lane
Katy, Texas 77494

Number of Shares of Company Common Stcok Beneficially Owned by Shareholder:

5,518 shares of Company Common Stock
33,004 Company RSU Awards
41,255 Company PSU Awards

SHAREHOLDER:

/s/ David Geenberg
David Geenberg

Address:

23 Cobb Island Drive
Greenwich, CT 06830

Number of Shares of Company Common Stock Beneficially Owned by Shareholder:

SHAREHOLDER:

/s/ Michael Hanna
Michael Hanna

Address:

2 Target Rock Road
Lloyd Harbor, NY 11743

Number of Shares of Company Common Stock Beneficially Owned by Shareholder:

SHAREHOLDER:

/s/ Darin G. Holderness
Darin G. Holderness

Address:

5 Northern Bear Point
Boerne, Texas 78006

Number of Shares of Company Common Stock Beneficially Owned by Shareholder:

2,781 shares of Company Common Stock
5,562 Company RSU Awards

SHAREHOLDER:

/s/ Jerry R. Schuyler
Jerry R. Schuyler

Address:

7220 Comanche Trail
Austin, Texas

Number of Shares of Company Common Stock Beneficially Owned by Shareholder:

2,781 shares of Company Common Stock
5,562 Company RSU Awards

SHAREHOLDER:

/s/ V. Frank Pottow
V. Frank Pottow

Address:

8 Grahampton Lane
Greenwich, CT 06830

Number of Shares of Company Common Stock Beneficially Owned by Shareholder:

1,898 Company RSU Awards

SHAREHOLDER:

/s/ Steven A. Hartman
Steven A. Hartman

Address:

23410 Fairway Valley Lane
Katy, Texas 77494

Number of Shares of Company Common Stock Beneficially Owned by Shareholder:

27,287 shares of Company Common Stock
25,254 Company RSU Awards
5,000 Company PSU Awards

SHAREHOLDER:

/s/ Benjamin A. Mathis
Benjamin A. Mathis

Address:

23414 Fairway Valley Lane

Number of Shares of Company Common Stock Beneficially Owned by Shareholder:

1,777 shares of Company Common Stock
15,456 Company RSU Awards
13,061 Company PSU Awards